RELEASE AND
                               SEVERANCE AGREEMENT


         This Release and Severance Agreement (this "Agreement"), effective as of the close of business December 30, 2001 (the "Effective Date"), is by and between Prime Medical Services, Inc., a Delaware corporation (the "Company") and Kenneth S. Shifrin, an individual ("Executive").

                             PRELIMINARY STATEMENTS

         WHEREAS, the Company and Executive are parties to a certain Employment Agreement, dated effective as of December 1, 2001, pursuant to which Executive is employed by the Company (the "Employment Agreement"); and

         WHEREAS, the Company and Executive agree that it is in their mutual interests that the Employment Agreement be terminated, and the employment relationship severed, upon the terms and conditions provided in this Agreement (the "Severance"); and

         WHEREAS, in addition to the Severance, Executive is willing to (a) grant a general release of liability to the Company, (b) agree to restrictive covenants similar to those contained in the Employment Agreement but with longer duration, and (c) agree to additional restrictive covenants by which Executive was not previously bound; and

         WHEREAS, in partial consideration of the Severance and Executive's other agreements set forth in this Agreement, the Company is willing to make certain payments to Executive upon the terms and conditions provided in this Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1. Severance of Employment Agreement and Employment Relationship. The Company and Executive hereby terminate the Employment Agreement and agree that the other shall no longer be bound by, and is hereby released from, any and all of the terms, obligations and conditions contained in the Employment Agreement. Executive agrees that, as a result of the Severance, Executive irrevocably forfeits any rights to receive any cash compensation for Executive's 2001 performance (including, without limitation, salary and/or bonuses) that Executive may have been entitled to receive in calendar year 2002 under the Employment Agreement. Executive hereby resigns, and the Company hereby accepts such resignation, from any and all employment and officer positions, relations, and responsibilities that Executive may hold or claim to hold with the Company and any of the Company's subsidiaries and/or affiliates (collectively, including the Company, the "Affiliated Entities"), excluding, however, all positions as (a) a shareholder, member, partner or other owner of any Affiliated Entity and (b) a director (or similar non-employee position) of any Affiliated Entity.

         Section 2. Severance Pay. As partial consideration for the Severance provided in Section 1, the Company agrees to pay to Executive $1,410,000 (the "Severance Pay"). The Severance Pay shall be tendered by the Company in a lump sum, in immediately available funds or other payment form acceptable to Executive, upon execution of this Agreement. Executive agrees that the Company may, in the Company's sole discretion, withhold from the Severance Pay any applicable taxes that are or may become owed by Executive for payments required under this Agreement. Executive agrees to pay, and hold the Company harmless from, any tax obligations of Executive which are not satisfied by any amounts the Company elects to withhold.

         Section 3. Restrictive Covenants. In addition to the Severance Pay, the Company agrees to pay Executive a total of $600,000 in three equal installments of $200,000 each, due on January 1, 2003, January 1, 2004, and January 1, 2005, in return for Executive's agreement with the restrictive covenants provided in this Section.

                  (a) Non-disclosure of Proprietary Information.. Executive acknowledges that Executive has had, currently has, and shall in the future receive certain confidential information and trade secrets pertaining to, or arising from, the business of the Affiliated Entities ("Proprietary Information"), that such Proprietary Information is unique and valuable and that the Affiliated Entities would suffer irreparable injury if this information were divulged to others. Therefore, Executive agrees to keep in strict secrecy and confidence, both during and after the period of Executive's relationship with any Affiliated Entity, any and all Proprietary Information which Executive acquires, or to which Executive has access, during the course of Executive's relationship with any Affiliated Entity, except for Proprietary Information that has been publicly disclosed by an Affiliated Entity, that is a matter of common knowledge among the Affiliated Entities' competitors or that is required to be disclosed through legal process. The Proprietary Information covered by this Agreement shall include, but shall not be limited to, information relating to any inventions, processes, software, formulae, plans, devices, compilations of information, technical data, mailing lists, management strategies, business distribution methods, names of suppliers (of both goods and services) and customers, names of employees and terms of employment, arrangements entered into with suppliers and customers, including, but not limited to, proposed expansion plans of an Affiliated Entity, marketing and other business and pricing strategies, and trade secrets of any Affiliated Entity. Except with prior approval of the Company, Executive will not: (a) directly or indirectly disclose any Proprietary Information to any person except authorized personnel of an Affiliated Entity; or, (b) use Proprietary Information in any manner other than in furtherance of the business of the Affiliated Entities. Within forty-eight hours of any request by the Company, Executive will deliver to the Company (without retaining copies thereof) all documents, records or other memorializations including copies of documents and any notes which Executive has prepared, that contain Proprietary Information or relate to an Affiliated Entity's business, all other tangible Proprietary Information in Executive's possession or control, and all of the Affiliated Entities' credit cards, keys, equipment, vehicles, supplies and other materials that are in the possession of or under Executive's control.

                  (b) Nonsolicitation Agreement. For a period of five years immediately following the Effective Date, Executive shall not, directly or indirectly, for Executive's own account or otherwise (i) solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products or services as provided by an Affiliated Entity, any client, account or location of an Affiliated Entity with which Executive has had any contact as a result of Executive's relationship with any Affiliated Entity; or
(ii) solicit for employment or employ any employee or former employee of any Affiliated Entity.

                  (c) Noncompetition Agreement. For a period of five years immediately following the Effective Date, Executive shall not, directly or indirectly, for Executive's own account or otherwise (other than through ownership of securities of a publicly held entity of which Executive owns less than five percent of any class of outstanding securities), engage in activities or provide services which are competitive with the Company's products and services as they exist on the Effective Date, anywhere within the United States of America.

                  (d) Non-Disparagement Covenant. Executive hereby covenants and agrees that Executive shall, at all times hereafter, refrain from making or implying any derogatory or negative references, statements or allusions concerning any of the Affiliated Entities, their officers, agents and employees, or their respective businesses or business activities, except for statements made under oath in any legal process.

                  (e) Remedies. Executive understands and acknowledges damages at law alone will be an insufficient remedy for the Company and the Company will suffer irreparable injury if Executive violates the terms of this Section. Accordingly, the Company, upon application to a court of competent jurisdiction, shall be entitled to injunctive relief to enforce the provisions of this Agreement in the event of any breach of its terms. Executive hereby waives any requirement that the Company post bond or other security prior to obtaining such injunctive relief. Injunctive relief may be sought in addition to any other available rights or remedies at law. The Company shall additionally be entitled to reasonable attorneys' fees incurred in enforcing the provisions of this Agreement.

         Section 4. Surviving Agreements. Notwithstanding any contrary provision of this Agreement or any other agreement between the Company and Executive, the parties agree that the following obligations of the Company to Executive, or agreements between the Company and Executive, remain binding and enforceable according to their terms (the "Remaining Agreements"): (a) the Board Service Agreement between the Company and Executive, dated as of the Effective Date, and all obligations of the Company thereunder; (b) the deferred compensation arrangement between the Company and Executive, and all obligations of the Company thereunder; (c) all stock option agreements and other equity incentive compensation arrangements between the Company and Executive, and all obligations of the Company thereunder; and (d) any and all obligations of the Company, whether contractual (either written or oral), statutory or otherwise, to provide Executive indemnification. Furthermore, the Company represents and covenants that the Severance shall not adversely affect any of the economic or other rights of Executive under any Remaining Agreement, and that the Company shall take necessary steps to ensure that Executive remains a covered individual under the Company's directors and officers insurance policy.

         Section 5. Release. Executive hereby releases and discharges the Company and its directors, officers, agents and employees, individually and collectively (the "Release"), of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, damages, and other expenses of any nature whatsoever, at law or in equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any matter whatsoever which has occurred from the beginning of time up through and including the date hereof. Without limiting the generality of the foregoing, Executive hereby acknowledges and agrees that the Release is intended to waive and discharge any and all actions, claims, demands and causes of action arising out of or in any way related to Executive's employment by any Affiliated Entity. But the foregoing provisions do not, and should not be construed so as to, alter, amend or negate the enforceability of this Agreement or any Remaining Agreement. The Release is intended to be and should be construed as a general, complete and final waiver and release of all claims. The Release is being made and executed by Executive individually and on behalf of Executive's heirs, successors, assigns, agents, and all persons subrogated to Executive's rights or to whom Executive's rights are secondary or derivative.

         Section 6.        Miscellaneous.
                           -------------

                  (a) Acknowledgments and Integration. Executive hereby warrants, represents, acknowledges and agrees that Executive has fully and completely read this Agreement and has had adequate opportunity to consider and seek counsel regarding its terms and effect, that this Agreement, including the Release contained herein, is being executed voluntarily, with full knowledge and understanding of its terms and effects, and that there are no agreements, statements or representations except those expressly set forth herein which constitute a part hereof. This Agreement, including the Release contained herein, shall not be subject to attack on the grounds that any factual or legal assumptions leading to its execution were wrong or invalid in any respect.

                  (b) No Admissions. It is expressly understood and agreed that neither this Agreement, the Release contained herein, nor the furnishing of consideration for this Agreement or such Release, shall be deemed or construed at any time for any purpose as an admission by anyone of wrongdoing or liability of any kind, all such wrongdoing and liability being expressly denied.

                  (c) Knowledge of Claims. Executive expressly warrants and stipulates that it intends for the Release contained herein to release any and all claims that Executive may now have against the released parties, regardless of whether such claims have been asserted and regardless of whether such claims arise out of or are related in any way to any facts in existence on or before the date of this Agreement.

                  (d) Governing Law and Construction. This Agreement is performable in Travis County, Texas, and is governed by the laws of Texas. The parties agree that Travis County, Texas, is proper venue for all actions related to this Agreement, including, without limitation, actions related to construction, validity, enforcement and performance. This Agreement may not be modified, altered or amended except in writing duly signed by each of the parties hereto. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted statute, rule or regulation, or by order of or judgment of a court, any and all other terms and provisions hereof shall remain in full force and effect as stated and set forth herein.

                  (e) Binding Nature. All of the covenants and agreements contained herein shall extend to and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
                            [Signature page follows]

                                 SIGNATURE PAGE
                                       TO
                         RELEASE AND SEVERANCE AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the day and year first above written.

COMPANY:                      PRIME MEDICAL SERVICES, INC.

                              By:

                                    Brad A. Hummel, President and CEO

EMPLOYEE:
                              ----------------------------------

                              Kenneth S. Shifrin, individually